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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
NTN Communications, Inc. and Subsidiaries

We consent to the incorporation by reference in the registration statements (No. 333-122024, No. 333-60814, No. 333-17247, No. 333-12777 and No. 033-95776) on
Form S-8 and in the registration statements (No. 333-111538, No. 333-105429, No. 333-51650, No. 333-80143, No. 333-69383, No. 333-40625, and No. 33-42350) on
Form S-3 of NTN Communications, Inc. and subsidiaries of our report dated March 11, 2005 on the consolidated financial statements and financial statement schedule appearing in the amended Annual Report on Form 10-K/A of NTN Communications, Inc. and subsidiaries as of and for the year ended December 31, 2004. Our consent also covers our report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, dated April 28, 2005, which also appears in the amended Annual Report on Form 10-K/A NTN Communications, Inc. and subsidiaries as of and for the year ended December 31, 2004.



                                                     /S/ HASKELL & WHITE LLP


Irvine, California
April 28, 2005